SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 19, 2008

CONCEPTUS, INC.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-27596 (Commission file number)	94-3170244 (I.R.S. employer identification no.)

331 East Evelyn Avenue
Mountain View, CA 94041

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (650) 962-4000

☐  Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers.

On May 19, 2008, Darrin Uecker tendered his resignation as Executive Vice President, Operations, Research and Development effective May 29, 2008.  Mr. Uecker has decided to pursue another start up opportunity.

In order to transition Mr. Uecker’s responsibilities, the Company is realigning its management structure to leverage the skills and abilities of its human resources.  Todd Sloan, Vice President Strategic and Professional Marketing, whose background includes extensive engineering experience, will assume responsibility for Research and Development along with retaining his responsibilities in Marketing.  Greg Lichtwardt, Executive Vice President, Treasurer and Chief Financial Officer, will assume responsibility for Operations including Manufacturing, Distribution and Quality, along with retaining his responsibilities in Finance and Information Technology.  In addition, Edward Yu, Director of Regulatory and Clinical Affairs, will now report directly to Mark Sieczkarek, CEO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCEPTUS, INC.
(Registrant)

By	: /s/ Gregory E. Lichtwardt
Gregory E. Lichtwardt
Executive Vice President, Treasurer
and Chief Financial Officer

Dated:    May 23, 2008